Exhibit 99.1

Fiscal Year 2022 Second Quarter Results March 31, 2022 110 Years of Alloy, Process, and Product Innovation FY2022 1

Forward-looking statements The information contained in this presentation, and in the oral statements made as part of the presentation, may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to future events and expectations and involve known and unknown risks and uncertainties. You should keep in mind that any forward-looking statements made by us speak only as of the date on which we make it. Our actual results or actions may differ materially from those discussed in forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this presentation except as may be required by law. For a summary of specific risk factors that could cause results to differ materially from those expressed in the forward looking statements, please refer to our most recent filings with the Securities and Exchange Commission, including the Company’s Annual report on Form10-K. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Copyright 2022. Presentation and contents of this presentation are copyrighted by Haynes International, Inc. All rights reserved. Copying of this presentation is forbidden without the prior written consent of Haynes International, Inc. Information in this presentation is provided without warranty of any kind, either expressed or implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose and the timeliness of the information. Presentation and contents of this presentation are not an offer to buy or sell securities of Haynes International, Inc., and Haynes International, Inc. is not soliciting any offer to buy or sell any such securities. FY2022 2

“Our business continues to gain momentum. Sequentially, our second quarter performance included a 17.7% revenue increase, a 210 basis point improvement in gross margin to 20%, and an 82% increase in net income to $8.5M, all with just 4.3 million pounds shipped.” Michael L. Shor, President and CEO of Haynes International From our conference call We have invested in manpower and inventory increases, which, when combined with our on-going, relentless pursuit of customer service, innovation, quality, pricing for value, and cost improvements, positions us very well for the future. The recovery we are seeing in our three core markets, led by aerospace, continues to accelerate and drive backlog growth, increasing 99%, year over year. We continue to expect our monthly aerospace shipping volumes to reach our fiscal year 2019 company record run-rate levels by the end of our fiscal year. Higher production rates driven by the backlog growth, along with significant increases in raw material costs, led to cash investments in inventory. Liquidity remains strong at $90.7 million, including $78.5 million available from the credit facility and $12.2 million in cash as of March 31, 2022. FY21 to FY25 projections estimate revenue growth at a 15% CAGR, with aerospace at 25% (highest growth this year from FY21-22). Gross margins remaining over 20% with incremental growth. Operating cash flow positive in FY23. U.S. Pension is at zero-net liability in two years. FY2022 3

More than a century of alloy innovation For 110 years, Haynes International has been a leading developer, manufacturer, and distributor of high‐performance nickel‐ and cobalt‐based alloys for use in high‐ temperature and corrosion applications. Our focus is on innovation, differentiation, and customer service. We produce high-value, differentiated nickel-and cobalt-based high-performance alloys. Developing alloys and solutions for tomorrow Application engineering- new and existing alloys Unique, world-class manufacturing equipment, including a 4-high reversing hot-rolling mill Customer focus: manufacturing, technical sales support, and value-added processing in our service centers Dedicated and focused work force FY2022 4

More than 60% of our sales are from our HASTELLOY® and HAYNES® alloys we invented. Since 2003, our technical programs have yielded 9 new proprietary alloys. We currently have 22 published U.S. patents and applications. Alloy development is at the very heart of what we do. We don’t merely react to industry requirements. We help define them. Key Attributes of High-temperature Alloys 0 200 400 600 800 1000 1200 1400 1600 1800 2000 2200 2400 Approx. Maximum Use Temperature (°F) 0 200 400 600 800 1000 1200 Approx. Maximum Use Temperature (°C) Most fabricable of this group Low-thermal expansion Low-thermal expansion + 200°F advantage vs. 242® alloy 282® Waspaloy R-41 233 (aged) 242® 718 244® 263 N HR-235® 25 625 HR-160® 214® HR-224® 233 230® 617 X HR-120® 188 Best combination of creep strength + oxidation resistance Sulfidation resistance Metal dusting resistance Premier Ni-base solid-solution alloy* *of the conventional chromia-forming type Premier Co-base solid-solution alloy Most oxidation- resistant of this group Age-hardenable Solid-solution Alumina-formers Molten salt resistance Gamma-prime formers Bold type indictes a Haynes International invented alloy; Red Bold type indicates still under U.S. patent. HAYNES, 214, 230, 242, 244, 282, HR-120, HR-160, HR-224, and HR-235 are registered trademarks of Haynes International, Inc. 233 is a trademark of Haynes International, Inc. (LMP 2/21/2020) FY2022 5

Our products are out of this world...literally.

The Perseverance Rover
Landed February 18, 2021



Our mission-critical alloys have flown on every Apollo and space shuttle flights, lowered the first Viking Mars Lander on August 20, 1975, and continue to be a part of historic space exploration missions.

February 18, 2021 marked the touchdown of the Perseverance rover at the Jezero Crater on Mars. Like NASA's Curiosity Mission, our high-temperature, **HAYNES® 230® alloy** was used in the descent thrusters of the Sky Crane vehicle that safely lowered Perseverance to the Martian surface.

The Curiosity Rover
Landed August 6, 2012



HAYNES International
FY2022
6

Haynes International- synonymous with high-performance alloys. Our Manufacturing Facilities • Kokomo, Indiana: Melting and flat products • Arcadia, Louisiana: Tubular products • Mountain Home, North Carolina: Wire products Revenue by Product Forms Flat products (sheet, coil, plate, cut parts) 60% Tubular products 14% Wire products 10% Other long products (bar/billet) 16% Revenue by Alloy Family High-temperature alloys 75% Corrosion-resistant alloys 25% We manufacture sophisticated alloys for demanding end-uses. We have the specialized equipment and the technical expertise to market and manufacture these complex alloys. Aerospace 38% Chemical Processing 19% Industrial Gas Turbines 20% Other 23% Net Revenues by End Market (FY21) North America 53% Europe 25% China 9% ROW 13% Net Revenues by Region (FY21) FY2022 7

Key Markets Overview Significant increase in order entry over the past quarter across each core market, including aerospace, which had $92.9 million in order entry and a 1.8 book-to-bill ratio. Backlog was $280.7 million at March 31, 2022, an increase of $63.2 million, or 29.1%, during the quarter. Backlog pounds increased 19.3% during the second quarter to 10.7 million pounds, which is the highest level of backlog pounds in the Company’s history. Q2 FY22 Sales Mix vs. Last Year Q2FY21 vs. Sequential Q1FY22 Narrative Aerospace $52,918 45% 73% 9% Volume still 30% below pre-pandemic levels of avg FY19. Monthly levels expected to be at pre-pandemic levels by the end of this fiscal year. Chemical Processing $22,850 20% 52% 31% Demand recovering resulting in expanded CapEx in the sector. Industrial Gas Turbine $24,788 21% 51% 70% Recovery of demand combined with timing of shipments this quarter that were delayed last quarter. Other Markets $9,755 8% (37)% (33)% Decrease in FGD, as we utilized our capacity on higher-value products. Other Revenue $6,745 6% 53% 52% Increase in toll conversion. Total $117,056 100% 43% 18% Volume for the quarter was 4.3 million pounds FY2022 8

Aerospace Market

Aerospace is a core strength for us, and it is our largest market. This quarter showed continued recovery, with both revenue and backlog growth. We expect to be back to pre-pandemic monthly shipment levels in aerospace by the end of this fiscal year.

Q2 Fiscal Year 2022 (ending March 2022):

- Net revenue at **$52.9 million**, up **73%** from last year and up **9%** sequentially. Backlog up **33%**.
- Aerospace accounted for **45%** of our revenue this quarter.
- Volume at **1,808,000 lbs**, up **54%** from last year, but down **3%** sequentially.
- Average selling price at **$29.27/lb.**

Our alloys are used in a strong suite of aerospace applications, including:

- Combustors
- Cases
- Rings
- Shrouds
- Fuel systems
- Afterburners
- Manifolds
- Hydraulic lines
- Heat shields
- Exhaust ducts

HAYNES® 25, 188, 214®, 230®, 233™, 242®, 244® 263, 282®, 625, 718, NS-163®, Ti-3Al-2.5V, Waspaloy, MULTIMET®, and HASTELLOY® X alloys



HAYNES International
FY2022
9

Net revenue at $22.9 million, up 52% from last year and 31% sequentially. Backlog increased 19% sequentially. CPI accounted for 20% of our revenue this quarter. Volume is 870,000 lbs, up 28% from last year and 10% sequentially. Average selling price at $26.26/lb. Chemical Processing Industry Market Corrosion-resistant alloys in the CPI market are recovering with economies reopening and oil prices rising, which is driving CapEx spending by chemical companies. We continue to focus on special projects that utilize our proprietary alloys. Q2 Fiscal Year 2022 (ending March 2022): HASTELLOY® B-3®,C-4, C-22®, C-22HS®, G-30®, G-35®, HYBRID-BC1®, N, HAYNES® HR-120®, HR-160®, HR-235®, and ULTIMET® alloys FY2022 10

Net revenue at $24.8 million; up 51% from last year and 70% sequentially. Backlog increased 23% sequentially.. The industrial gas turbine market accounted for 21% of our revenue this quarter. Volume is 1,416,000 lbs, up 33% over last year and 77% sequentially. Average selling price is $17.51/lb. Industrial Gas Turbine Market Large turbines are for power generation, and smaller turbines are for pipeline systems. Demand is recovering from the pandemic and inventory is being replenished. Q2 Fiscal Year 2022 (ending March 2022): HAYNES® 25, 188, 214®, 230®, 242®, 282®, HR-120®, and HASTELLOY® X alloys FY2022 11

Other Markets at $9.8 million, down (37)% from last year and (33)% sequentially. Other Revenue at $6.7 million, up 53% from last year and 52% sequentially. Other markets accounted for 8% of our revenue this quarter, and other revenue accounted for 6% of revenue. Volume in other markets is 244,000 lbs, down (59)% from last year and (42)% sequentially as capacity is being used for higher-value products in core markets. Average selling price for Other Markets is $39.98/lb. Other Markets and Other Revenue Application Examples: Fuel cells, concentrated solar power, next-generation nuclear, advanced ultra-supercritical power plants, coal gasification, waste- and biomass- to energy, additive manufacturing, etc. Emerging technologies allow us to place our new and existing alloys into broader applications and new markets, which can represent potential future commercial value, as well as advance ESG initiatives. Q2 Fiscal Year 2022 (ending March 2022): FY2022 12

FY 2019 FY2020 FY2021 FY22 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 kLbs Sold 4,330 5,165 5,121 5,424 4,222 4,326 3,171 2,947 2,792 3,522 3,730 3,966 3,877 4,338 Revenue $ (in millions) $107 $128 $126 $130 $109 $112 $81 $80 $72 $82 $88 $95 $99 $117 GM% 10.6% 11.5% 14.4% 16.4% 17.3% 17.3% 3.3% 4.9% 1.4% 10.2% 15.5% 17.5% 17.9% 20.0% Gross margin recovery continues Continued improvement in gross margin percentage with 20.0% in Q2FY22 compared to 17.9% last quarter and 10.2% in the second quarter of last year. The business improvements that we have been working on, since well before the pandemic, has lowered our break-even point by 25% with the current mix. We have continued our pricing strategy of recognizing the high-value, products and services we offer. Sustainable cost reductions, related to improved yields and productivity and process improvements, have continued. FY2022 13 Profitability improvement beginning to be realized as volumes continue to increase. Aerospace volumes still 30% below pre-pandemic average FY2019 levels.

Our four foundational pillars create a compelling investment Long-term relationships with blue-chip customer base Strategic capital investments position us to expand product and service capabilities and margins. Continuous improvements and focus on cost optimization Track record of returning capital to shareholders Manufacturing Financial Strength Ability to serve diverse end-markets and geographies Strong liquidity position and a well managed balance sheet Industry leader in developing new alloys and new applications for existing alloys Market-leading producer of high-performance nickel- and cobalt-based alloys Best-in-class sales and distribution infrastructures that facilitate strong customer service and retention Innovation Service FY2022 14

Reasons for optimism about the long-term future of Haynes Encouraging to see expanding profitability with the recovery of gross margin at 20.0%, now exceeding pre-pandemic levels. Further growth in volume and revenue are still ahead. This is driven by expected aerospace returning to pre-pandemic levels by the end of this fiscal year, and additional margin % expansion as process improvements are more fully realized. Significant capital investments have already been made to position us for growth post-pandemic. CapEx approaching depreciation level this year. Our alloy and application development is among the best in the industry. We continue our focus on high-value, differentiated applications and products. Our business model is well-suited for a recovery with ability to provide customers with smaller quantities from service centers, value-added cutting, and JIT delivery. Significant value creation is achieved from our capital allocation strategy combined with margin recovery, which results in a truly different company. Our company has an impressive earnings power potential and a transformed, strong balance sheet. This is the foundation for growth and continued value creation for our shareholders. FY2022 15

HAYNES International

Haynes International alloys developed and manufactured throughout our history

Up to the 1950s

STELLITE® (1912)
STELLITE® 6B (1913)
HASTELLOY® A (1921)
HASTELLOY® B (1923)
HASTELLOY® C (1926)
MULTIMET® (1949)
HAYNES® 25 (1950)
HASTELLOY® X (1952)

The 60s through the 90s

HASTELLOY® C-276 (1968)
HAYNES® 188 (1968)
HASTELLOY® C-4 (1973)
HASTELLOY® B-2 (1974)
HAYNES® 556® (1978)
HAYNES® 214® (1981)
HAYNES® 230® (1984)
HASTELLOY® G-30® (1985)
HASTELLOY® C-22® (1985)
HASTELLOY® G-50® (1989)
ULTIMET® (1990)
HAYNES® HR-120® (1990)
HAYNES® 242® (1990)
HAYNES® HR-160® (1990)
HASTELLOY® D-205® (1993)
HASTELLOY® B-3® (1994)
HASTELLOY® C-2000® (1995)

Through the 21st Century

HASTELLOY® C-22HS® (2004)
HASTELLOY® G-35® (2004)
HAYNES® 282® (2005)
HASTELLOY® HYBRID-BC1® (2006)
NS-163® (2007)
HAYNES® HR-224® (2008)
HAYNES® 244® (2012)
HAYNES® HR-235® (2013)
HAYNES® 233™ (2016)

We also have new alloy concepts in research and development.



HAYNES International
FY2022
16